IDS LIFE INSURANCE COMPANY OF NEW YORK
                                     POWER OF ATTORNEY


City of Albany

State of New York

     Each of the undersigned, as officers and/or directors of IDS Life Insurance Company of New York on behalf of the below listed registrants previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                          1933 Act              1940 Act
                                                          Reg. Number           Reg. Number
IDS Life of New York 4, 5, 6, 9, 10, 11, 12, 13 and 14
IDS Life of New York Employee
   Benefit Annuity                                        33-52567              811-3500
IDS Life of New York 4, 5, 6, 9, 10,
   11, 12, 13 and 14
IDS Life of New York Flexible Annuity                     33-4174               811-3500
IDS Life of New York 4, 5, 6, 9, 10,
   11, 12, 13 and 14
IDS Life of New York Variable Retirement
   and Combination Retirement Annuity                     2-78194               811-3500
IDS Life of New York Flexible Portfolio
   Annuity Account
IDS Life of New York Flexible Portfolio
   Annuity
IDS Life of New York Account 8
Flexible Premium Variable Life Insurance
   Policy                                                 33-15290              811-5213
IDS Life of New York Account SBS
  Symphony Annuity                                        33-45776              811-6560
IDS Life of New York Account 7
  Single Premium Variable Life Insurance
Policy                                                    33-10334              811-4913

hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko, Eileen J. Newhouse, Sherilyn K. Beck, Colin Lancaster and Timothy S. Meehan or any one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith) other documents, and amendments thereto and to file such filings, applications, periodic reports, registration statements other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.

Dated the 26th day of March, 1997.


/s/  John C. Boeder                                         /s/ Thomas V. Nicolosi
     John C. Boeder                                             Thomas V. Nicolosi
     Director                                                   Director


/s/  Roger C. Corea                                         /s/ Stephen P. Norman
     Roger C. Corea                                             Stephen P. Norman
     Director                                                   Director


/s/  Charles A. Cuccinello                                  /s/ Carl N. Platou
     Charles A. Cuccinello                                      Carl N. Platou
     Director                                                   Director


/s/  Darlene S. Farron                                      /s/ Gordon H. Ritz
     Darlene S. Farron                                          Gordon H. Ritz
     Treasurer                                                  Director


/s/  Robert A. Hatton                                       /s/ Richard M. Starr
     Robert A. Hatton                                           Richard M. Starr
     Director, Vice President                                   Director
     and Chief Operating Officer


/s/  Richard W. Kling                                       /s/ Michael R. Woodward
     Richard W. Kling                                           Michael R. Woodward
     Director, Chairman of the                                  Director
     Board and President


/s/  Edward Landes
     Edward Landes
     Director